Exhibit 10.2

CHANGE IN CONTROL
SEVERANCE PAYMENT AGREEMENT

This Agreement, made and entered into as of the 22nd day of August, 2005, by and between Vail Banks, Inc. and WestStar Bank (collectively referred to as the “Company”), and Brady Burt (hereinafter called the “Executive”),

W I T N E S S E T H:

WHEREAS, the Executive has been hired by the Company and will render valuable services to the Company; and

WHEREAS, the Company desires to retain the Executive during a possible Change in Control of the Company (as defined in Section 3) and believes that the execution of this Agreement will further its aim in retaining the Executive during an actual or attempted Change in Control and will tend to assure fair treatment of executives in the event of a Change in Control;

NOW, THEREFORE, for and in consideration of the premises and of the Executive’s continuation in his present employment with Company, the parties hereto agree as follows:

1.          Duties and Status of Executive.

The Executive shall perform such duties and responsibilities for the Company as shall be assigned to him by Raymond E. Verlinde, Senior Executive Vice President and Chief Administrative Officer. The Executive shall devote his working time and attention to the discharge of his duties with the Company. In addition to the compensation and other benefits provided to the Executive by the Company, the Executive shall have the additional benefits provided by this Agreement.

2.          Term.

(a)          Initial Term. The term of this Agreement shall initially be a fixed period of one year that expires on the first anniversary of the date of this Agreement and may be extended as provided in subsection (b) below.

(b)          Extension. The term of this Agreement shall be extended automatically on the first anniversary and on each subsequent anniversary of the date of this Agreement (each such anniversary being referred to as an “Extension Date”) for an additional one year period; provided that

(i)          the then current term of this Agreement will not be extended on any Extension Date if,

(A)          not later than 90 days before such Extension Date the Company gives the Executive written notice that it does not wish to extend the term, or

(B)          before such Extension Date the Bank terminates the employment of the Executive for Cause (as defined in Section 4(c)), and

(ii)          whether or not the Bank has given notice to the Executive pursuant to clause (i) (A) above that it does not wish to extend the term of this Agreement, if a Change in Control occurs during the initial term of this Agreement, or any extension thereof, the term of this Agreement shall not expire sooner than the first anniversary of the date of such Change in Control.

3.          Change in Control. For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred in the event of:

(a)          an acquisition by any Person of Beneficial Ownership of the Shares of the Company then outstanding (the "Company’s Common Stock Outstanding") or the voting securities of the Company then outstanding entitled to vote generally in the election of directors (the "Company’s Voting Securities Outstanding"), if such acquisition of Beneficial Ownership results in the Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty-five percent (25%) or more of the Company’s Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of the Company’s Voting Securities Outstanding; provided, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of the Company’s Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of Company’s Voting Securities Outstanding, as the case may be; or

(b)          the consummation of a reorganization, merger, consolidation, complete liquidation or dissolution of the Company, the sale or disposition of all or substantially all of the assets of the Company or similar corporate transaction (in each case referred to in this Section 3 as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

(c)          a change in the composition of the Board such that the individuals who, as of the date of this Agreement, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 3 that any individual who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, including any successor to such Rule), or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, shall not be so considered as a member of the Incumbent Board.

(d)          Notwithstanding the provisions set forth in subsections (a) and (b), the following shall not constitute a Change in Control for purposes of this Agreement: (1) any acquisition of Shares by, or consummation of a Corporate Transaction with, any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or an affiliate; or (2) any acquisition of Shares, or consummation of a Corporate Transaction, following which more than fifty percent (50%) of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Company’s Common Stock Outstanding and Company’s Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of the Company’s Common Stock Outstanding and Company’s Voting Securities Outstanding, as the case may be.

4.          Change in Control Payments And Severance Payments.

(a)          If a Change in Control of the Company occurs and within 12 months of the date of such Change in Control the Executive’s employment is terminated:

(i)          by the Company, other than for Cause, death or Disability; or

(ii)          by the Executive for Good Reason,

then the Executive shall be entitled to receive (subject to withholding of all applicable taxes) the severance payments described in (b) below after his termination of employment. If the Executive’s employment is terminated by the Company for Cause or as a result of death or Disability, or by the Executive without Good Reason, the Executive shall not be entitled to any payments under this Agreement.

(b)          If the Executive becomes eligible for benefits under Section 4(a) above, the Bank shall pay or provide to the Executive a lump sum payment within thirty (30)

days of such termination (subject to withholding of all applicable taxes) (A) an amount equal to his base annual salary (for purposes of this Agreement, “base annual salary” shall mean Executive’s base salary at the highest rate in effect during the six months prior to his termination), plus (B) 100% of the incentive payment Executive would have received for the year during which the Change in Control occurs under the Company’s annual incentive plan, assuming the target level of performance had been met for such year;

(c)          For the purposes of this Section 4, “Cause” means:

(i)          the conviction of the Executive of, or a plea of guilty or nolo contendere by the Executive to, any felony involving conduct on the part of the Executive that renders his unfit for the performance of his duties to the Company, or its subsidiaries and affiliates, or

(ii)          any willful misconduct on the part of the Executive in the performance of his duties that is materially harmful to the Company or its subsidiaries or affiliates, monetarily or otherwise.

For the purpose of this subsection (c), no act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company and its subsidiaries and affiliates.

(d)          For the purpose of this Section 4, “Disability” shall be deemed to exist if, as a result of the Executive’s incapacity due to physical or mental illness, he shall have been absent from his duties with the Company on a full-time basis for 150 consecutive calendar days and within 30 days after he has received notice of termination pursuant to Section 5 he has not returned to the performance of his duties on a full-time basis.

(e)          For the purposes of this Section 4, “Good Reason” shall be deemed to exist under any of the following circumstances, but only to the extent that they occur within the twelve month period immediately after a Change in Control:

(i)          An adverse diminution in Executive’s job functions, duties or responsibilities, or a similar adverse change in Executive’s reporting relationships.

(ii)          A reduction by the Company in the Executive’s base salary as in effect on the date hereof or as the same may be increased from time to time, or failure to give his annual salary increases consistent with performance review ratings as compared with other employees of the same or similar rank.

(iii)          A failure by the Company to continue giving the Executive bonuses comparable to the amount of bonuses given to him prior to the Change in Control.

(iv)          The Company’s requiring that the Executive be based anywhere other than the Eagle County, Colorado area, except for required travel on Company business to an extent substantially consistent with his then present business travel obligations, or in the event that the Executive consents to any such relocations, the failure by the Company to pay (or reimburse him for) all reasonable moving expenses incurred by him.

(v)          The failure by the Company to continue in full force and effect any benefit, retirement, savings or compensation plan or any employee life, accident, disability, medical, dental, vision or other employee welfare benefit plan in which the Executive is participating at the time of a Change in Control of the Company, the taking of any action by the Company which would adversely affect his participation in or materially reduce his benefits under any of such plans or deprive him of any material fringe benefit or perquisite enjoyed by him at the time of the Change in Control, or the failure by the Company to provide him with the number of paid personal days to which he is then entitled in accordance with the normal personal day policy in effect on the date hereof.

(vi)          Any breach by the Company of its obligations under this Agreement or any purported termination by the Company of his employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 5 (and if applicable Section 4(c)); and for purposes of this Agreement, no such purported termination shall be effective.

(f)          The Company agrees that if the Executive’s employment is terminated and he is entitled to benefits under Section 4(a) and/or Section 4(b), he shall not be required to mitigate damages by seeking other employment, nor shall any amount he earns after his termination of employment reduce the amount payable by the Company under this Agreement (except as provided in paragraph (B) above relating to benefit changes upon subsequent employment).

5.          Notice of Termination. Any termination by the Company or by the Executive of the Executive’s employment with the Company shall be communicated by a written notice of termination to the other party, and shall specify the provision of this Agreement relied upon and shall set forth in reasonable detail the circumstances claimed to provide a basis for termination. The date of termination shall be the date on which the notice of termination is delivered if by the Executive or 30 days after the date of the notice of termination if given by the Company.

6.          Litigation Expenses; Indemnification and Insurance.

(a)          If the Company involuntarily terminates Executive other than for Cause, death or Disability or Executive terminates his employment for Good Reason, then, in the event Executive incurs legal fees and other expenses in seeking to obtain or to enforce any rights or benefits provided by this Agreement and is successful to a significant extent in obtaining or enforcing any such rights or benefits through settlement, mediation, arbitration or otherwise, the Company shall promptly pay Executive’s reasonable legal fees and expenses and related costs incurred in enforcing this Agreement including, without limitation, attorneys fees and expenses, experts fees and expenses, and investigative fees. Except to the extent provided in the preceding sentence, each party shall pay its own legal fees and other expenses associated with any dispute under this Agreement.

(b)          Unless the Executive is terminated for Cause, at all times after a Change of Control, the Company shall continue to provide for Executive the indemnification provisions contained in the Company’s by-laws and shall continue to maintain for the benefit of the Executive such policies of liability insurance, providing protection to him as an officer, director, agent or employee of the Company and its subsidiaries, as may from time to time be purchased by the Company for officers and directors generally as authorized by or in furtherance of the indemnification provisions contained in the Company’s by-laws. Unless the Executive is terminated for Cause, neither the insurance nor the Executive’s right to indemnification thereunder may be canceled by the Company without his permission for a period of five years following the date of termination under this Agreement; provided, however, that the Company may obtain a substitute insurance policy as long as the rights of indemnity to the Executive are at least equivalent to the most favorable rights provided under the policies in effect immediately prior to the date of a Change of Control.

7.          Assignment; Successors in Interest.

(a)          General. Except with the prior written consent of the Executive, no assignment by operation of law or otherwise by the Company of any of its rights and obligations under this Agreement may be made other than to an entity which is a successor to all or a substantial portion of the business of the Company (but then only if such entity assumes by operation of law or by specific assumption executed by the transferee and delivered to the Executive all obligations and liabilities of the Company under this Agreement); no transfer by operation of law or otherwise by the Company of all or a substantial part of its business or assets shall be made unless the obligations and liabilities of the Company under this Agreement are assumed in connection with such transfer either by operation of law or by specific assumption executed by the transferee. In such event, the Company shall remain liable for the performance of all of its obligations under this Agreement (which liability shall be a primary obligation for full and prompt performance rather than a secondary guarantee of collectibility of damages). Except for any transfer or assignment of rights under this Agreement, in whole or in part, upon the death of the Executive to his heirs, devisees, legatees or beneficiaries or except with the prior written consent of the Company, no assignment or transfer by operation of law or otherwise may be made by the Executive of any of his rights under this Agreement.

(b)          Binding Nature. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, devisees, legatees, beneficiaries and successors and assigns; shall inure to the benefit of the parties to this Agreement and their respective permitted legal representatives, heirs, devisees, legatees, beneficiaries and other permitted successors and assigns (and to or for the benefit of no other person or entity, whether an employee or otherwise, whatsoever); and any reference to a party to this Agreement shall also be a reference to a permitted successor or assign.

8.          Miscellaneous.

(a)          The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same. No waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

(b)          Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid but if any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality or enforceability of any such provisions in every other respect and of the remaining provisions of this Agreement shall not be impaired.

(c)          This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado (without giving effect to any choice of law provisions).

(d)          This Agreement may only be amended by a written instrument signed by the parties hereto which makes specific reference to the Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date and year first written above.

Vail Banks, Inc. By: /s/ Gary S. Judd Gary S. Judd
Its: President and Chief Executive Officer
EXECUTIVE /s/ Brady Burt Brady Burt